                        MUSTANG SOFTWARE, INC.
                         6200 Lake Ming Road
                     Bakersfield, California 93306
                            (805) 873-2500
                         Fax : (805) 873-2474

                          November 3, 1998

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

     Re:  Mustang Software, Inc.

Dear Sirs:

On behalf of Mustang Software, Inc. (the "Company"), enclosed herewith is the definitive copies of the Company's Proxy Statement and form of Proxy in the form in which such material is being furnished to shareholders of the Company.

In accordance with Rule 14a-6(d), please be advised that such material is being released (i.e. mailed) to shareholders beginning on November 3, 1998.


               Very truly yours,

               Mustang Software, Inc.

               by: /s/ Donald M. Leonard

               Donald M. Leonard
               Vice President Finance and
               Chief Financial Officer

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[_]   Confidential, for Use of the Commission Only (as permitted by Rule
	14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

	Mustang Software, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11


1)	Title  of  each  class  of  securities  to  which  transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	 Check box if any part of the fee is offset as  provided  by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
 was  paid   previously.   Identify  the   previous   filing  by
registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

                         MUSTANG SOFTWARE, INC.

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    To Be Held On December 1, 1998


To the shareholders of Mustang Software, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Mustang Software, Inc., a California corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, December 1, 1998, at the Rio Bravo Resort, located at 11200 Lake Ming Road, Bakersfield, California 93306.

     The Special Meeting of the Shareholders of the Company is being held for the following purpose:

1. To approve the issuance of the Company's securities pursuant to a Securities Purchase Agreement dated as of September 14, 1998 among the Company, Settondown Capital International, Ltd. and the other investors named in the Agreement; and

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

	Only holders of Common Stock of record at the close of business on October 26, 1998 will be entitled to vote at the meeting.

	Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but want the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person if you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: November 3, 1998                For the Board of Directors

                                       /s/ Michael S. Noling

                                       Michael S. Noling,
                                       Secretary

                          MUSTANG SOFTWARE, INC.

                             PROXY STATEMENT

                     FOR SPECIAL MEETING TO BE HELD
             December 1, 1998, at 10:00 a.m. Pacific time

     Your proxy is solicited on behalf of the board of directors of Mustang Software, Inc. (the "Company" or "Mustang") for use at the Special Meeting of Shareholders (the "Special Meeting") to be held at the Rio Bravo Resort, located at 11200 Lake Ming Road, Bakersfield, California, 93306, on December 1, 1998, at 10:00 a.m. Pacific Time. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for approval of the issuance of the Company's securities pursuant to a Securities Purchase Agreement (the "Agreement") dated as of September 14, 1998 among the Company, Settondown Capital International, Ltd. and the other investors named in the Agreement. Any proxy given may be revoked anytime prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date, or by attending and voting in person at the meeting.

	The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock of the Company.

	Holders of Common Stock of record at the close of business on October 26, 1998 (the "Record Date") will be entitled to vote at the meeting. There were 4,092,845 shares of Common Stock outstanding at that date. There are no other voting securities of the Company. Each share entitles the holder to one vote with respect to all matters submitted to shareholders at the meeting. A quorum for the meeting is a majority of the shares outstanding. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date, information regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock, (ii) each director of the Company beneficially owning Common Stock, (iii) each executive officer of the Company whose annual salary and bonus were in excess of $100,000 during 1997 and (iv) the executive officers and directors of the Company as a group:


                                                         Common Stock
                                                     Beneficially owned(1)
------------------------------------------------------------------------------
Name of beneficial owner or identity of group       Amount         Percent(2)
------------------------------------------------------------------------------
James A. Harrer                                    722,450            17.5%
Richard J. Heming                                  356,634             8.5%
C. Scott Hunter                                     65,747             1.4%
Donald M. Leonard                                   27,492             0.8%
Stanley A. Hirschman                                12,001             0.4%
Michael S. Noling                                   10,001             0.4%

All executive officers and directors as a
   group  (6 persons)	                         1,388,325            29.0%

_________
(1) Includes any shares purchasable upon exercise of options that are held by the persons listed but not by the other persons listed or otherwise issuable without the satisfaction of any condition (other than lapse of time) within 60 days of the Record Date. Excludes shares of Common Stock issuable upon exercise of Warrants or rights or upon conversion of Series A Preferred Stock that were issued under the Agreement as such issuances require shareholder approval that had not been obtained at the Record Date and thus were not necessarily issuable within 60 days of the Record Date. Approval to issue such Common Stock is being sought at the Special Meeting.

(2) Based on 4,092,845 shares outstanding on the Record Date.

PROPOSAL TO APPROVE THE ISSUANCE OF THE COMPANY'S SECURITIES PURSUANT TO THE AGREEMENT

Background

     Effective on September 17, 1998, the Company entered into the Agreement with four institutional investors (the "Investors"), consisting of Settondown Capital International, Ltd. ("Settondown"); The Cuttyhunk Fund Limited; Canal, Ltd.; and Manchester Asset Management Ltd. In addition to investing, Settondown served as the placement agent (the "Placement Agent") for itself and the other Investors. Under the Agreement, the Company sold to the Investors for $1,500,000 (the "Initial Financing") an aggregate of 612,000 shares of its Common Stock, 5,246 shares of its Series A Convertible
Preferred Stock (the "Preferred Stock") and Warrants to purchase an aggregate of 180,000 shares of Common Stock. In the transaction, Mustang and the Investors also agreed to establish an equity line of credit under which, subject to certain conditions, Mustang may "put" additional shares of its Common Stock to the Investors, potentially raising additional gross proceeds of up to $5,000,000 (the "Equity Line of Credit"). For its services in the transaction, which included placing the initial $1,500,000 investment, and arranging the Equity Line of Credit, the Company paid Settondown, as Placement Agent, a fee consisting of $60,000 cash, 29,480 shares of its Common Stock, 210 shares of its Preferred Stock and Warrants to purchase an aggregate of 57,000 shares of Common Stock.

     The Common Stock was issued to the Investors at $1.59375 per share
(the "Purchase Price"), which was equal to 85% of the closing bid price of Mustang's Common Stock as of the date the parties agreed to price the issuance. Under agreement, the Investors received certain reset rights
(the "Reset Rights") which provide that they will be issued additional shares of Preferred Stock if on the date ("Repricing Date") which is the earlier of (i) the date a registration statement covering the Common Stock issued and underlying the securities issued in the Initial Financing is declared effective by the Securities and Exchange Commission or (ii) September 17, 1999, the Reset Price is lower than the Purchase Price.
The Reset Price is 85% of the market price on the Repricing Date. If on the Repricing Date, the Reset Price is lower than the Purchase Price then the Company has agreed to issue to the Investors pro rata based on the number of shares of Common Stock purchased by that Investor in the Initial
Financing that number of shares of Preferred Stock (rounded to the nearest whole share of Preferred Stock) derived from the following formula:
((($975,375/Reset Price) - 612,000) x (the closing bid price per share of Common Stock on the Repricing Date)) / 100).

     The Company plans to use the net proceeds received from the initial funding and any proceeds received by the exercises of puts pursuant the Equity Line of Credit for working capital and general corporate purposes.

     The 641,480 shares of Common Stock issued to the Investors and the Placement Agent in the Initial Financing constituted approximately 18.7 percent of Mustang's Common Stock outstanding at September 17, 1998. It is not the purpose of the Special Meeting to seek shareholder approval for the issuance of that Common Stock. Rather, it is the purpose of the Special Meeting to seek shareholder approval for the issuance of the additional shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants issued and issuable under the Agreement, including the shares of Common Stock issuable upon exercise of the Company's put rights under the Equity Line of Credit.

     Under the terms applicable to the Preferred Stock, Warrants and Equity Line of Credit, the Investors and the Placement Agent may not convert their Preferred Stock or exercise their Warrants, and the Company may not put shares of Common Stock to the Investors under the Equity Line of Credit, until, among other things, Mustang obtains shareholder approval therefor or Mustang's Common Stock is no longer listed on the Nasdaq Stock Market.

Preferred Stock

     Under the Agreement, the Company issued an aggregate of 5,456 shares of Preferred Stock to the Investors and the Placement Agent. Additional shares of Preferred Stock may be issued to the Investors under the circumstances described above with respect to the Investors' Reset Rights. Holders of Preferred Stock are not entitled to dividends and have no voting rights, except as provided otherwise by law. For each share of Preferred Stock held, holders are entitled to a liquidation preference of $100 plus 5 percent per annum thereon from September 17, 1998 to day immediately prior to any liquidation, dissolution or winding up of Mustang.

     Subject to certain conditions and limitations (including shareholder approval or the delisting of the Company's Common Stock from the Nasdaq
Stock Market) beginning on December 15, 1998, each share of Preferred Stock will be convertible into that number of shares of the Company's Common Stock which is determined by dividing $100 plus 5% per annum thereon from September 17, 1998 to the date of conversion, by the lower of $1.875 per share or the "market price" per share at the time of conversion. The "market price" for purposes of conversion is 90% of the average of the four lowest closing bid prices of the Common Stock during the 10 day trading period immediately preceding the conversion date (the "Lookback Period"). The Lookback Period is increased by two trading days every month commencing on January 17, 1998 and continue to increase by two trading days every month thereafter that the Preferred Stock is outstanding until the Lookback Period equals a maximum of thirty trading days.

     If not earlier converted, the Preferred Stock will automatically convert into Common Stock on September 17, 2000. Subject to certain conditions and limitations, the Company has the right to force conversion by the holders of the Preferred Stock in the event the closing bid price of the Common Stock is equal to or greater than $2.8125, $3.28125 or $3.75 . In such event, the Company may force conversion by the holder of up to 15% of the total number of shares of Preferred Stock, up to a cumulative aggregate of 75% of the total number of shares of Preferred Stock issued to the holders.

Warrants

     Under the Agreement, the Company issued Warrants to purchase an aggregate of 200,000 shares of Common Stock. Of these, Warrants to purchase 150,000 and 50,000 shares of Common Stock were issued to the Investors and the Placement Agent, respectively. These Warrants will be exercisable until September 13, 2000 at an exercise price of $1.90, an amount equal to 110% of the average closing bid price of the Common Stock for the five trading days preceding September 17, 1998.

     Under the Agreement, the Company also issued Warrants to purchase an aggregate of 37,000 shares of Common Stock. Of these, Warrants to purchase an aggregate of 30,000 and 7,000 shares of Common Stock were issued to the Investors and the Placement Agent, respectively. In addition, the Company has agreed to issue, on the closing date of each of the first two puts under the Equity Line of Credit, Warrants to purchase an aggregate of 30,000 and 7,000 shares of Common Stock issued to the Investors and the Placement Agent, respectively. These Warrants are exercisable until September 13,
2000 at an exercise price of $2.08, an amount equal to 120% of the average closing bid price of the Common Stock for the five trading days preceding September 17, 1998.

Equity Line of Credit

     The Equity Line of Credit provides for a maximum funding of $5,000,000, may be used at the election of the Company and is subject to various conditions. The Equity Line of Credit contemplates the issuance of Common Stock required to be purchased from time to time by the Investors over a two-year period ("Put"), upon notice ("Put Notice") from the Company, at a price equal to 88% of the Market Price (defined as the average of the three lowest closing bid prices of the Company's Common Stock over the five-day trading period beginning three days prior to a Put and ending on the trading day following a Put) of the Common Stock as of the date of the Put Notice, up to an aggregate of $5,000,000 in purchase price. The obligation of Investors to purchase Common Stock under a Put is subject to conditions relating to market price, trading volume and timing.

     Pursuant to the Agreement, the Company may make a Put by delivering a Put Notice at any time after the 45th day following the earlier to occur of the effective date of the Company's registration of the Common Stock, the Warrant shares and the shares underlying the Preferred Stock, or September 17, 1999. In furtherance of the Agreement, the Company entered into a Registration Rights Agreement requiring Mustang to file a registration statement relating to the Common Stock issued or underlying the other securities issued or issuable under the Agreement, including the Common Stock issuable upon exercise of puts pursuant to the Equity Line of Credit, on or prior to November 2, 1998.

Reason For Shareholder Approval

     The Company's Common Stock is currently listed on The Nasdaq SmallCap Market. The rules of the Nasdaq Stock Market require issuers to obtain shareholder approval prior to the issuance of securities in the following circumstances:

  * In connection with a transaction other than a public offering involving: the sale or issuance by the company of common stock (or securities convertible or exercisable to purchase common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock; or

  *  Where the issuance will result in a change in control of the issuer.

     Based on the closing bid price of $1.6875 per share of Common Stock on the Record Date, the Common Stock then issuable:

  * upon conversion of the outstanding Preferred Stock, would amount to 361,162 shares, which, together with the 641,480 shares of Common Stock issued under the Agreement, would amount to 22.5% of the Common Stock outstanding on September 17, 1998;

  * upon exercise of the outstanding Warrants, would amount to 237,000 shares, which, together with the 641,480 shares of Common Stock issued under the Agreement and the 361,162 shares of Common Stock issuable upon conversion of the outstanding Preferred Stock, would amount to 26.4% of the Common Stock outstanding on September 17, 1998;

  * if all conditions were met and the Company were to exercise its right to exercise in full to the entire amount available under the Equity Line of Credit, the Common Stock issuable would represent approximately 57.2% of the shares outstanding on September 17, 1998 (assuming, and after taking into account, the Common Stock issued on September 17, 1998, the full conversion of the Preferred Stock, the Company's full exercise of the Puts and the exercise of all Warrants issued pursuant to the Agreement, but not including the conversion of any shares of Preferred Stock issued pursuant to the Reset Rights under the Agreement).

     If the closing bid price of the Common Stock were to decrease, the conversion of the Preferred Stock or the Company's full exercise of the Put pursuant to the Equity Line of Credit, the exercise of Reset Rights, or a combination of the foregoing, would involve the issuance of additional shares of Common Stock. In any event the issuances of such shares of Common Stock could effect a change in control of the Company.

     Under the terms applicable to the Preferred Stock, Warrants and Equity Line of Credit, the Investors and the Placement Agent may not convert their Preferred Stock or exercise their Warrants, and the Company may not put shares of Common Stock to the Investors under the Equity Line of Credit, until, among other things, Mustang obtains shareholder approval therefor or Mustang's Common Stock is no longer listed on the Nasdaq Stock Market. Similarly, the Investors Reset Rights are not applicable unless Mustang obtains shareholder approval therefor or Mustang's Common Stock is no longer listed on the Nasdaq Stock Market. In the event that approval is not obtained from shareholders, the Company is obligated under the Agreement to seek a waiver from The Nasdaq Stock Market for such issuances. In the event the Company does not receive such a waiver, the Company is required to voluntarily delist the Common Stock from The Nasdaq Stock Market and immediately list the Common Stock on the OTC Bulletin Board.

     Mustang expects the Nasdaq will not grant it any waiver. In fact, Nasdaq has already informed Mustang that in order to maintain its current conditional listing on the The Nasdaq SmallCap Market, Mustang must, among other things, provide Nasdaq with written confirmation by December 2, 1998 that its shareholders have approved the plan to permit the Investors under the Agreement to convert Preferred Stock and exercise the Warrants and permit Mustang to utilize the Equity Line of Credit by December 31, 1998, if necessary.

     Therefore, the Board of Directors seeks shareholder approval of the proposed issuances of additional shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (issued or issuable to the Investors or the Placement Agent under the Agreement) and issuable upon exercise of the Company's put rights under the Equity Line of Credit. The issuance of these securities, coupled with the Common Stock the Company has already issued pursuant to the Agreement, will involve the issuance by the Company of 20% or more of the shares of Common Stock outstanding on September 17, 1998 and could involve a change of control of Mustang. Shareholders are being asked to approve only the proposed issuances and are not being asked to approve any other aspect of the financings provided by the Agreement.

Vote Required

     A vote of the holders of a majority of the voting power of the issued and outstanding Common Stock of the Company present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required to approve this proposal.

     The Company's Board of Directors recommends a vote FOR this proposal.

OTHER BUSINESS

     Management knows of no other matters that may be presented to the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is intended that proxies in the accompanying form will be voted according to the judgment of the persons named therein.

PROPOSALS BY SHAREHOLDERS

     Any proposal that a shareholder wishes to have presented at the 1999 Annual Meeting of shareholders and included in the Company's proxy statement for such meeting must be received by January 1, 1999. Shareholder who wish to submit a proposal for consideration at the Company's 1999 Annual Meeting of shareholders, but do not wish to submit the proposal for inclusion in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must deliver a written copy of their proposal no later than April 2, 1999. All Proposals should be delivered to the Company's principal executive offices, at 6200 Lake Ming Road, Bakersfield, California 93306 to the attention of Mr. James A. Harrer, President. To avoid controversy and establish timely receipt by the Company, it is suggested that shareholders send their proposals by certified mail return receipt requested.

November 3, 1998

                                        By order of the Board of Directors

                                         /s/ Michael S. Noling

                                        Michael S. Noling, Secretary

                     Mustang Software, Inc.
                       6200 Lake Ming Road
                 Bakersfield, California  93306

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The  undersigned hereby appoints James A. Harrer and  Donald
M. Leonard, and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Mustang Software, Inc. (the Company) held of record by the undersigned on October 26, 1998, at the Special Meeting of Shareholders to be held on December 1, 1998 or any adjournments thereof.

     1. 1. To approve the issuance of the Company's securities pursuant to a Securities Purchase Agreement dated as of September
14,  1998  among  the Company, Settondown Capital  International,
Ltd. and the other investors named in the Agreement;

               FOR  __   AGAINST   __   ABSTAIN   __

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     This  Proxy,  when properly executed, will be voted  in  the
manner  directed  herein by the undersigned shareholder.   If  no
direction is made, this Proxy will be voted FOR Proposal 1.

                                   Dated: _________________, 1998

                                   _____________________________
                                             (Signature)
                                   _____________________________
                                             (Signature)
                                   _____________________________
                                   (Signature  if  held jointly)

                                   Please  sign exactly  as  name
                                   appears  below.   When  shares
                                   are  held  by  joint  tenants,
                                   both    should   sign.    When
                                   signing  as  an  attorney,  as
                                   executor,       administrator,
                                   trustee  or  guardian,  please
                                   give full title to such.  If a
                                   corporation,  please  sign  in
                                   full   corporate   name,    by
                                   President  or other authorized
                                   officer.   If  a  partnership,
                                   please   sign  in  partnership
                                   name by authorized person.